Exhibit 99.2

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com
For Immediate Release:

PrivateBancorp, Inc. Discloses Results of 2016 Dodd-Frank Act Company-Run Stress Test

CHICAGO, October 20, 2016 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced today that it has published the summary results of its annual company-run capital stress test as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Federal Reserve regulations. The summary results are available under the “DFAST Disclosure” link at investor.theprivatebank.com. Results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic conditions prescribed by the Federal Reserve and the Federal Deposit Insurance Corporation and do not represent the Company’s forecast of future economic conditions or expected future financial results or condition.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of September 30, 2016, the Company had 34 offices in 12 states and $19.1 billion in assets. The Company’s website is www.theprivatebank.com. On June 29, 2016, PrivateBancorp announced plans to merge with CIBC, a leading Canadian bank. The transaction is expected to close by the end of the first quarter 2017, pending regulatory and stockholder approval and other customary closing conditions.

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